SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: December 18, 2008
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

4000 Smith Road, Suite 400 Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)
Registrant’s telephone number, including area code: (513) 979-5837
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 18, 2008, First Financial Bancorp. (the “Company”) filed with the Ohio Secretary of State a Certificate of Amendment (the “Amendment”) to the Company’s Articles of Incorporation. The Amendment established a series of preferred stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), authorized 80,000 shares of Series A Preferred Stock, and set forth the powers, designations, and certain other preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock. The Amendment was effective immediately upon filing. A copy of the Amendment is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.
Item 9.01. Financial statements and exhibits.
     (d) Exhibits.
     The following exhibit is filed herewith:
3.1	Certificate of Amendment, filed with the Ohio Secretary of State on December 18, 2008

Form 8-K	First Financial Bancorp.
SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer

Date: December 24, 2008

Form 8-K	First Financial Bancorp.
EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment, filed with the Ohio Secretary of State on December 18, 2008